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                                                                       EXHIBIT 5

             TRENAM, KEMKER, SCHARF, BARKIN, FRYE, O'NEILL & MULLIS
                            PROFESSIONAL ASSOCIATION
                                ATTORNEYS AT LAW

         TAMPA OFFICE                            ST. PETERSBURG OFFICE
      2700 BARNETT PLAZA                           2100 BARNETT TOWER
   101 EAST KENNEDY BOULEVARD                      ONE PROGRESS PLAZA
      POST OFFICE BOX 1102                        POST OFFICE BOX 2245
   TAMPA, FLORIDA 33601-1102                ST PETERSBURG, FLORIDA 33731-2245
    TELEPHONE (813) 223-7474                     TELEPHONE (813) 898-7474
     TELEFAX (813) 229-6553                        TELEFAX (813) 821-0407

                                PLEASE REPLY TO
                                     TAMPA


June 9, 1998

Securities and Exchange Commission
Judiciary Plaza
450 5th Street, N.W.
Washington, DC 20549

                  Re:   Lamalie Associates, Inc.
                  Registration Statement on Form S-1
                  File No. 333-52075
                  ----------------------------------

Ladies and Gentlemen:

         We have represented Lamalie Associates, Inc. (the "Company") in connection with the Company's Registration Statement on Form S-1 (File No. 333-52075), as amended (the "Registration Statement") relating to the proposed public offering by the Company and by certain stockholders of the Company (the "Selling Stockholders") of an aggregate of up to 3,000,000 shares (3,450,000 shares if the Underwriters' over-allotment option is exercised)(the "Shares") of the Company's Common Stock (the "Offering"). This opinion is being provided as
Exhibit 5 to the S-1 Registration Statement.

         In our capacity as counsel to the Company in connection with the Registration Statement and the Offering, we have examined and are familiar with: the Company's Articles of Incorporation and Bylaws, as currently in effect, the Registration Statement and such other corporate records, documents and instruments as in our opinion are necessary or relevant as the basis for the opinions expressed below.

         As to various questions of fact material to our opinion, we have relied without independent investigation on statements or certificates of officials and representatives of the Company, the Department of State of the State of Florida and others. In all such examinations, we have assumed the genuineness of all signatures on original and certified documents and the conformity
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to original and certified documents of all copies submitted to us as conformed, photostatic or other exact copies. We express no opinion as to the law of any jurisdiction other than the general corporate law of the State of Florida and the Federal laws of the United States of America.

         Based upon and in reliance on the foregoing, we are of the opinion that:

         1. The Company is a duly organized and validly existing as a corporation under the laws of the State of Florida and its status as such is active.

         2. The Shares being offered and sold by the Selling Stockholders (the "Selling Stockholder Shares") are duly authorized, validly issued, fully paid and non-assessable shares of the capital stock of the Company.

         3.       When the following events shall have occurred:

                  a. the Registration Statement shall have become effective in accordance with the Securities Act of 1933, as amended;

                  b. the Shares being offered and sold by the Company (the "Company Shares") shall have been offered and sold as provided in the Registration Statement, and the consideration specified in the Registration Statement shall have been received by the Company; and

                  c. the certificates representing the Company Shares shall have been executed, countersigned and issued by or on behalf of the Company,

         the Company Shares so offered and sold in the Offering will be duly authorized, validly issued, fully paid and non-assessable shares of the capital stock of the Company.

         This firm hereby consents to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to it under the heading "Legal Matters."

                                     Sincerely,

                                          TRENAM, KEMKER, SCHARF, BARKIN,
                                          FRYE, O'NEILL & MULLIS,
                                            Professional Association

                                          By: /s/ J. Cary Ross, Jr.
                                             --------------------------------